Exhibit 107

Calculation of Filing Fee Tables

Form SF-3

(Form Type)

CNH Capital Receivables LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset-Backed Securities	Asset-Backed Notes	457(s)(2)	(2)	100%	(2)	(2)	(2)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					(2)		(2)
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended.
(2)	The registrant is registering an unspecified amount of Asset-Backed Notes as may from time to time be offered at unspecified prices and is deferring payment of all of the registration fees for any such Asset-Backed Notes in accordance with Rule 456(c) and Rule 457(s) of the Securities Act.